Exhibit 99.1

OXIS INTERNATIONAL ACQUIRES MAJORITY STAKE IN BIOCHECK, A LEADING MANUFACTURER OF IMMUNOASSAY KITS

Acquisition Expands Product Portfolio and Drives Growth Opportunities for New Products in Cardiac Risk Assessment and Custom Assay Development

PORTLAND, Ore. -- December 8, 2005 -- OXIS International, Inc. (OTCBB: OXIS.OB) (Nouveau Marché: OXIS) (FWB: OXI), specialists in developing technologies for the diagnosis of diseases resulting from oxidative stress, announced today the initial closing of its acquisition of BioCheck, Inc., a leading producer of enzyme immunoassay kits.

As previously announced, OXIS has agreed to acquire up to all of the outstanding shares of BioCheck for an aggregate purchase price of $6 million in cash. In this initial closing, OXIS has purchased fifty-one percent (51%) of the outstanding shares of BioCheck for $3,060,000 in cash.

In addition, the two companies plan to enter into a services agreement whereby OXIS would deliver primarily operating, sales, marketing and business development functions while BioCheck would provide manufacturing and research and development expertise.

"We are excited about the potential synergies resulting from the combination of the core competencies of OXIS and BioCheck," stated OXIS CEO Steve Guillen. "The expanded product portfolio will allow us to strengthen our position in the growing clinical diagnostics market, and the manufacturing and sales efficiencies derived from the consolidation of operations should help drive future margin expansion for the combined entity."

The potential synergies that may increase BioCheck's contribution to OXIS' efforts towards achieving margin expansion include:

    Highly complementary and experienced management team combining the successful emerging biotechnology commercialization track record of OXIS CEO Steve Guillen and the scientific and operational management experience of BioCheck CEO Dr. John Chen;
    Complementary technologies in promising area of cardiac risk assessment: BioCheck manufactures ELISA (Enzyme-Linked Immunosorbent Assay) tests using Troponin I, Myoglobin, and C-Reactive Protein biomarkers for the evaluation of acute myocardial infarction (AMI) while OXIS is developing a series of ELISA cardiac tests involving Myeloperoxidase (MPO) & Glutathione Peroxidase (GPx) used to help predict early cardiac risk;
    BioCheck's extensive experience in the growing contract services sector, including custom immunoassay development, antibody purification and conjugation, and contract assembly;
    Increased production capacity, primarily for the ELISA kits, allowing for reduced dependence on third party manufacturing and reduced production costs;
    Operating and cost efficiencies deriving from the consolidation of several aspects of the companies' respective manufacturing and commercial distribution bases, such as promotional and marketing costs;
    BioCheck's current Good Manufacturing Practices (cGMP) and ISO quality certification for the combined companies' manufacturing facilities;

"We believe that growth opportunities in the market segments that our companies jointly serve are substantial," stated BioCheck CEO Dr. John Chen. "By combining our resources and expertise we expect to be able to lead a new generation of breakthrough assays, particularly in the area of cardiac predictors, as well as custom immunoassay development and other contract services."

BioCheck currently offers over 45 enzyme immunoassays as well as research and manufacturing services focused on the immunoassay products. At year-end 2005, BioCheck expects to be profitable with revenues in excess of $4.5 million. In addition, the company has the commercialization rights for several promising new cancer/tumor biomarkers.

As part of the acquisition's successful first closing, OXIS has initiated plans to close its non-core facility in Portland, OR and merge its core operations with BioCheck's GMP and ISO quality certified facilities in Northern California.

About OXIS

OXIS International, Inc., headquartered in Portland, Oregon, focuses on developing technologies and products to research, diagnose, treat and prevent diseases associated with damage from free radical and reactive oxygen species -- diseases of oxidative stress. The company holds the rights to three therapeutic classes of compounds in the area of oxidative stress, and develops, manufactures and markets products and technologies to diagnose and treat diseases caused by oxidative stress. More information about OXIS and its products and services, as well as current SEC filings, may be obtained by visiting the Company's Web site at http://www.oxis.com.

About BioCheck

BioCheck, Inc. operates a 15,000 square-foot, U.S. Food and Drug Administration (FDA) certified cGMP device-manufacturing facility in Foster City, California. The company is a leading producer of high quality enzyme immunoassay research services and products offering immunoassay kits for a wide variety of classifications including cardiac markers, tumor markers, infectious diseases, thyroid function, steroids, and fertility hormones (http://www.biocheckinc.com).

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, any statements regarding beliefs, plans, estimates, projections, expectations, goals or intentions regarding the future. Forward-looking statements in this release include statements regarding (i) the acquisition expanding OXIS' product portfolio and offering growth opportunities in cardiac risk assessment and custom assay development; (ii) potential synergies of the combined company; (iii) the consummation of the merger of OXIS and Bio Check; (iv) BioCheck revenues exceeding $4.5 million and BioCheck being profitable for the year ending December 31, 2005; (v) the combined company's management team providing extensive experience in the commercialization of emerging technologies and scientific and operational management; (vi) the expanded product portfolio strengthening the combined company's position in the growing clinical diagnostics market; (vii) the manufacturing and sales efficiencies derived from the consolidation of operations driving margin expansion; (viii) the complementary technologies in the area of cardiac risk assessment; (ix) operating and cost efficiencies derived from the consolidation of several aspects of the combined company's manufacturing and commercial distribution bases;(x) increased production capacity, primarily for the ELISA tests, allowing for reduced dependence on third party manufacturing and reduced production costs; (xi) growth opportunities in the market segments that the companies jointly serve; (xii) by combining resources and expertise the combined company leading a new generation of breakthrough assays, particularly in the area of cardiac predictors, as well as custom immunoassay development and other contract services; and (xiii) OXIS plans to close its non-core facility in Portland, OR and merge its core operations with BioCheck's GMP and ISO quality certified facilities in Northern California. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as the acquisition of the remaining 49% of the BioCheck shares by OXIS not closing due to, among other reasons, the inability of OXIS to close a financing transaction; the risks inherent in integrating an acquired business; risks inherent in owning a majority interest in a company; unforeseen difficulties in achieving synergies following an acquisition; unforeseen difficulties related to the company's oxidative stress and other diagnostic products; the development by the company's competitors of new competing products; and other risks indicated in the company's filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by the company with the Securities and Exchange Commission, specifically the annual report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission on February 25, 2005, and the company's quarterly report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2005.

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Investor Contact:
Steve Guillen President & CEO
OXIS International Tel: (503)247-2370 sguillen@oxis.com

Media Contacts:
Anna Gralinska
Deliberate Co.
Tel: (877)879-2994
annag@deliberatecompany.com

Carol Ruth The Ruth Group Tel: (646)536-7004 cruth@theruthgroup.com